UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Suite 200

Miami, FL 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 226-6633

Jaws Acquisition Corp.

1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Purchase Agreement

On June 11, 2021, Cano Health, Inc., Cano Health, LLC, Cano Pharmacy, LLC, and Cano Health of West Florida, LLC (collectively, “Cano”), entered into a Purchase Agreement (the “Agreement”) with University Health Care Pharmacy, each of the Sellers, each of the Beneficial Owners (collectively, “University”), Margarita Quevedo as Seller’s Representative and Michael Quevedo solely with respect to Section 6.4 to purchase the University Health Care business. The transaction also closed on June 11, 2021.

Under the terms of the Agreement, Cano purchased all of the assets and securities of the University Health Care business for $540,000,000 in cash and 4,055,698 shares of Class A common stock.

The Agreement contains customary representations, warranties and covenants made by each of Cano and University. In addition, each Restricted Party is subject to certain non-compete and non-solicitation restrictions that expire on June 12, 2026.

Terms not defined herein shall have the meaning ascribed to them in the Agreement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Cano or University. Accordingly, the representations and warranties in the Agreement should not be relied on as characterization of the actual state of facts about Cano or University.

Amendment to Credit Agreement

On June 11, 2021, Cano Health, LLC (the “Borrower”), Primary Care (ITC) Intermediate Holdings, LLC and Credit Suisse AG, Cayman Islands Branch, entered into the Third Amendment and Incremental Facility Amendment to the Credit Agreement (“Third Amendment”) pursuant to which the Borrowed an additional $295 million in incremental term loans, among other amendments.

The forgoing description does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment, which will be filed with the Company’s next Form 10-Q.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Closing, Cano Health, Inc. issued 4,055,698 shares of Class A common stock. The shares of Class A common stock issued were not registered under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure

The parties receiving equity consideration under the Agreement have entered into lockup agreements pursuant to which each shareholder agreed not to sell or enter into certain other transactions relating to the potential disposal of such securities until December 31, 2021; provided, however, should Cano’s trading price exceed $12.00 per share on each of at least 20 trading days within a consecutive 30 trading day period, such holder may sell 25% of its shares in each calendar year period.

On June 14, 2021, Cano issued a press release (the “Press Release”) announcing the purchase of the University Health Care business. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Purchase Agreement by and Among University Pharmacy, Inc., Each of the Sellers, Each of the Beneficial Owners, Cano Health, Inc., Cano Health, LLC, Margarita Quevedo, as Sellers’ Representative, and Solely with Respect to Section 6.4, Michael Qeuvedo Dated June 11, 2021.

99.1	Press Release of Cano Health, Inc. dated June 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

By:	/s/ Marlow Hernandez
Name:	Dr. Marlow Hernandez
Title:	Chief Executive Officer and President

Date: June 14, 2021